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                                                                      EXHIBIT 36


                             [PENNZOIL LETTERHEAD]




FOR IMMEDIATE RELEASE                                 CONTACT:  Robert G. Harper
                                                                713/546-8536


                          STATEMENT BY J. HUGH LIEDTKE


HOUSTON (July 15, 1997) -- Contrary to the report in USA Today, Pennzoil founder, J. Hugh Liedtke said he "is not backing the takeover of Pennzoil by Union Pacific Resources." Mr. Liedtke further stated that "I do not intend to tender any of my Pennzoil shares pursuant to the UPR Offer."